EXHIBIT 1
EXCELLUS INVESTMENTS PTE LTD. – AMENDMENT NO. 7 TO SCHEDULE 13D
JOINT FILING AGREEMENT
The undersigned hereby agree that this Amendment No. 7, dated October 4, 2007, with respect to the shares of common stock, $0.001 par value per share, of MedAire, Inc., is, and any amendments to such Schedule 13D signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. Each of the undersigned hereby agrees that it shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: October 4, 2007	EXCELLUS INVESTMENTS PTE LTD.

	By:	/s/ Laurent Sabourin

Name: Laurent Sabourin Title: Director

BEST DYNAMIC SERVICES LIMITED

	By:	/s/ Laurent Sabourin

Name: Laurent Sabourin Title: Director

BLUE CROSS TRAVEL SERVICES B.V.

	By:	/s/ Laurent Sabourin

Name: Laurent Sabourin Title: Managing Director

INTERNATIONAL SOS (EMEA) HOLDINGS N.V.

	By:	/s/ Laurent Sabourin

Name: Laurent Sabourin Title: Managing Director

AEA INTERNATIONAL HOLDINGS LIMITED

	By:	/s/ Laurent Sabourin

Name: Laurent Sabourin Title: Director

ARNAUD P.A. VAISSIE

/s/ Arnaud P.A. Vaissie

PASCAL M.G. REY-HERME

/s/ Pascal M.G. Rey-Herme

LAURENT SABOURIN

/s/ Laurent Sabourin